Patrick Kolenik

24 Harriet Place

Massapequa NY 11758

May 8, 2009

Mr. Jonathan Shultz

Chief Financial Officer

IdeaEdge, Inc.

6440 Lusk BoulevardSuite 200San Diego, CA 92121

Dear Jonathan;

As per our discussions of earlier dates, Patrick Kolenik (“Kolenik”) is pleased to act as a non-exclusive consultant to IdeaEdge, Inc. (the “Company”) in connection with the Company’s interest in creating a strategy for growing the core business, creating market awareness, providing general strategic corporate advice and providing advice regarding potential capital raises, acquisitions and/or the potential sale of the Company.  It is understood that Kolenik is not a registered broker dealer nor a member of a registered broker dealer.

Strategic Advisory Services

Kolenik will provide strategic assistance and advice as the Company may reasonably request, including the following:

a)

Visit with representatives of the Company to learn more about its operations, business and financial condition;

b)

Arrange for the Company to meet potential open market purchasers of the Company’s shares;

c)

Assist the Company in its efforts to increase market awareness of the Company’s stock;

d)

Assist in identifying and introducing the company to third parties in connection with potential strategic relationships and/or mergers or acquisitions;

e)

Assist the Company in reviewing presentations to third parties interested in strategic relationships;

f)

Provide advice regarding issues relating to potential strategic relations, capital raises and potential investment banking contacts;

g)

Establish contact with investment banks or registered broker dealers with regard to potential capital raise activity;

h)

Assist the Company in establishing a value range for potential transactions;

i)

Assist the Company, where practicable, in its due diligence procedures;

j)

Counsel the Company as to strategy and tactics for negotiating with the prospective strategic partners, merger partners or investment banks or registered broker/dealers;

k)

Advise as to the structure and form of potential transactions; and

l)

Assuming an agreement is reached for a potential transaction assist in reviewing matters necessary to consummate the potential transaction.

Kolenik will be an independent contractor to the Company and nothing in this agreement will be deemed to create an agency, partnership, or joint venture relationship. Nothing in this agreement will be interpreted or construed as creating or establishing any employment relationship between the Company and Kolenik.   Kolenik shall not have any authority to bind the Company or enter into any commitment on behalf of the Company, or make any representations or promises regarding the Company, its business or any future performance, or disclose any information regarding the Company or its business other than information which is contained in the Company’s SEC Filings.  Kolenik shall perform its duties hereunder in compliance with all federal, state and local laws, rules and regulations.

Term of Agreement

Kolenik will act for the Company as provided above from the date of this letter for a period of twenty four (24) months unless this assignment is extended by mutual consent.  This agreement may be terminated by either party at any time after six (6) months from the date herein provided thirty (30) days written notice is given to the terminated party.

General Retainer, Strategic Advisory Fee

a)

As compensation for his services in providing such advice and assistance, the Company agrees to (i) pay Kolenik an advisory fee of up to $241,200, which at the sole election of the Company may be paid in cash, or up to four hundred and two thousand (402,000)  shares of common stock; and (ii) issue Kolenik up to three hundred and fifty two thousand (352,000) warrants, as follows:

1)

$90,000 in cash, or one hundred and fifty thousand (150,000) shares of common stock upon execution of this agreement;

2)

provided the agreement has not been terminated or notice of termination has been given by either party, $8,400 in cash each month, or fourteen thousand (14,000) shares of common stock each month, for eighteen (18) months beginning seven (7) months from the date of execution of this agreement and ending twenty four (24) months from the date of execution of this agreement;

3)

one hundred thousand (100,000) five year warrants with a $1.00 strike price upon execution of this agreement;

4)

provided the agreement has not been terminated or notice of termination has been given by either party, fourteen thousand (14,000)  five year warrants with a $1.00 strike price each month for eighteen (18) months beginning seven (7) months from the date of execution of this agreement and ending twenty four (24) months from the date of execution of this agreement.

The common stock issued hereunder and the shares underlying the warrants will be granted piggy back registration rights for future registration statement that the Company may file (subject to any underwriter advised cut-backs on the amount of shares), but shall not be included in the registration statement on review with the Securities and Exchange Commission as of the date of this agreement. Any registration rights shall be conditioned upon the receipt from Kolenik of all reasonably required representations, warranties and documents necessary for the preparation and filing of the registration statement.  The warrants described herein will contain a cashless exercise provision.

a)

All actual expenses incurred by Kolenik while performing his duties under this agreement will be reimbursed provided Kolenik receives written approval (email being an acceptable form of written approval) from the Company in advance of the expenditures.

Representations and Warranties of Kolenik.

To induce the Company to enter into this agreement and issue the shares and warrants (the “Securities”), Kolenik (the “Investor”) represents and warrants as follows as of the date of this agreement and the date of each additional issuance of Securities:

(a)

The Investor understands that the Company has had limited business operations and revenues to date.  The Investor has had adequate opportunity to obtain publicly available information from the Company concerning the business of the Company.  The Company has not disclosed any material non-public information to Investor in connection with the issuance of the Securities, and the Company does not have any obligation to disclose any material non-public information to Investor, nor will the Company have any obligation to update Investor with any material non-public information of which they may become aware after the date hereof.  The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, is able to bear the risks of an investment in the Company and understands the risks of, and other considerations relating to, the receipt of the Securities.

()

The Securities to be acquired hereunder are being acquired by the Investor for the Investor's own account for investment purposes only and not with a view to resale or distribution.

(c)

Investor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Investor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the receipt of the Securities.

(d)

Investor is not aware of the publication of any advertisement in connection with the offer or sale of the Securities.

(e)

The Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated.  The Investor understands and agrees further that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and appropriate state securities laws or an exemption from registration under the Securities Act and appropriate state securities laws covering the sale of the Securities, as applicable, is available.  The Investor understands that legends stating that the Securities has not been registered under the Securities Act and state securities laws and setting out or referring to the restrictions on the transferability and resale of the Securities will be placed on the certificates representing the Securities.  The Investor's overall commitment to the Company and other investments that are not readily marketable is not disproportionate to the Investor's net worth and the Investor has no need for immediate liquidity in the Investor's investment in the Company.

(f)

The Investor has had the opportunity to review the Company’s public reports filed with the Securities and Exchange Commission which contain the most recent public information regarding the Company (the “SEC Filings’), and which include certain risk factors related to the Company and an investment in the Company.  The Investor has not been furnished any literature other than the SEC Filings and is not relying on any information, representation or warranty by the Company or any of its affiliates or agents, other than information contained in the SEC Filings, in determining whether to receive the Securities in lieu of cash compensation.

(g)

The Investor understands that certain forward-looking statements that may be contained in the SEC Filings by their nature involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such forward-looking statements will be accurate; and that such forward-looking statements should not be relied on as a promise or representation of the future performance of the Company.

(h)

The Investor has consulted to the extent deemed appropriate by the Investor with the Investor's own advisers as to the financial, tax, legal and related matters concerning an investment in the Company and on that basis believes that an investment in the Company is suitable and appropriate for the Investor.

(i)

The Investor has the legal capacity and all requisite authority to enter into, execute and deliver this agreement, to receive the Securities and to perform all the obligations required to be performed by the Investor hereunder.  This agreement is the valid and binding agreement of the Investor and enforceable against the Investor in accordance with its terms. Such execution, delivery and compliance by or on behalf of the Investor does not conflict with, or constitute a default under, any instruments to which the Investor is bound, any law, regulation or order to which the Investor is subject, or any agreement to which the Investor is a party or by which the Investor is or may be bound.

(j)

The principal residence of the Investor is in the jurisdiction indicated on the top of the first page.

(k)

The Investor acknowledges that legal counsel to the Company does not represent any Investor, and that legal counsel to the Company shall owe no duties directly to that Investor.  The Investor acknowledges that legal counsel to the Company has not represented the interests of Investor, or any documents or agreements related to the investment, including this Agreement.  The Investor has either engaged independent legal counsel to represent them with respect to the investment, or has had the opportunity to do so.

(l)

The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, such that one or more of the qualifications set forth on the attached Investor Suitability Questionnaire applies, and Investor has completed, executed and delivered to the Company an Investor Suitability Questionnaire, and the information contained in the Investor Suitability Questionnaire is true and correct.

Governing Law

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

Sole and Entire Agreement; Binding Effect

This agreement is the sole and entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties.  No modifications of this agreement shall be binding unless agreed to in writing by Kolenik and the Company.  This agreement may not be assigned by Kolenik without the prior written consent of the Company.

/s/ Patrick Kolenik

Patrick Kolenik

Agreed and Accepted:

IdeaEdge, Inc.

By:   /s/ Jonathan Shultz

         Mr. Jonathan Shultz

         Chief Financial Officer